EXHIBIT 10.7 -- SEVERANCE AGREEMENT BETWEEN INCOMNET, INC. AND
                MELVYN REZNICK, DATED SEPTEMBER 29, 1998, AND
                AMENDMENT THERETO DATED NOVEMBER 1, 1998.


INCOMNET, INC.
2801 Main Street
Irvine, California 92614

November 1, 1998

BY FACSIMILE

Mr. Melvyn Reznick

Dear Mr. Reznick:

     This letter, when executed by you, will constitute our agreement as to the amended terms of your settlement arrangements with Incomnet, Inc., National Telephone & Communications, Inc. and GenSource Corporation (collectively, the "Company"), which, with the exception of paragraph 6 below, shall become effective upon the indefeasible payment to Melvyn Reznick of all of the sums set forth in paragraph 1 below.

1.   In lieu of the settlement payments otherwise due and owing to you under
     Section 3 of your settlement agreement with the Company dated August 31, 1998, as amended on September 29, 1998 (the "Settlement Agreement"), you shall be entitled to receive your monthly severance payment of $20,833.33 during the months of October, November and December 1998 and, on or before December 15, 1998, you shall receive a lump sum payment of $100,000. All of the foregoing payments shall be made no later than December 15, 1998.

2. All benefits, including health, automobile allowance and insurance, as outlined in the Severance Agreement, shall be terminated as of December 31, 1998. You will have the opportunity to continue your health insurance coverage consistent with the requirements under COBRA.

3. All stock options set forth in Section 5 of the Settlement Agreement, as amended, shall terminate as of December 15, 1998, except those stock options (the "Continuing Options") to purchase 50,000 shares of Incomnet, Inc.'s Common Stock initially granted on November 30, 1995, at an exercise price of $4.37 per share, expiring on September 1, 2003, shall remain in full force and effect on the same terms as established when those stock options were granted; provided, however, that if, in the judgment of the Company you do not cooperate with the Company or its representatives, or are otherwise unavailable to assist the Company or its representatives, in connection with preparing for or giving deposition testimony relating to any litigation or other proceeding involving the Company, then, the Company may unilaterally terminate the Continuing Options upon written notice to you informing you of such termination of the Continuing Options.

4. The consulting services contemplated by Section 6 of the Settlement Agreement shall terminate as of December 31, 1998. In lieu thereof, you shall be entitled to receive $100 per hour, plus reimbursement of expenses for time spent by you in preparing for or giving deposition or trial testimony in connection with any litigation or other proceeding relating to the Company.

5. If the Company defaults on its payment obligations under this letter agreement, you shall be entitled to receive all payments and options under the Settlement Agreement.

6. Except as expressly set forth herein, the provisions of the Settlement Agreement, including without limitation the release and indemnity provisions thereof, shall remain in full force and effect, unaffected by the terms and conditions of our agreement set forth in this letter.

     If the terms outlined by this arrangement are acceptable, please sign in the space provided below and return the signed copy to me by facsimile. My fax number is (949) 224-7474. This offer terminates at 5:00 p.m. on November 1, 1998.

                              Very truly yours,

                              /s/ Denis Richard
                              -----------------
                              President and Chief Executive Officer

AGREED AND ACCEPTED


/s/ Melvyn Reznick
------------------

                                SETTLEMENT AGREEMENT

     This Settlement Agreement (the "Agreement") is made as of this 31st day of August 1998 by and between Incomnet, Inc., a California corporation (the "Company"), National Telephone 8 Communications, Inc., a Delaware corporation ("NTC"), GenSource Corporation, a California corporation ("GenSource"), and Melvyn Reznick, an individual ("Reznick"), with respect to the following facts:

                                      RECITALS

     A. Reznick is the Chief Executive Officer, President and Chairman of the Board of Directors of the Company. Reznick has been the Chief Executive Officer, President and a director of the Company since November 1995, and has been the Chairman of the Board of Directors of the Company since May 1996. Reznick was also a director of NTC from May 9, 1996 until June 30, 1998, and has been an officer and director of GenSource since May 1997.

     B. The Company and Reznick are parties to that certain Employment Agreement dated as of November 27, 1995, as amended by that certain Amendment to Employment Agreement dated September 3, 1996 and as further amended by that certain Amendment to Employment Agreement dated June 5, 1997 (collectively, the "Employment Agreement"), which Employment Agreement sets forth the terms and conditions of Reznick's employment by the Company.

     C. The Company and Reznick desire to terminate the Employment Agreement and Reznick's position as an officer and director of the Company, and GenSource and Reznick desire to terminate Reznick's position as an officer and director of GenSource, upon the terms and conditions more fully set forth herein. The Company has requested that Reznick remain an employee of the Company through the Effective Date (defined below).

     D. This Agreement does not constitute an admission of wrongdoing or breach of the Employment Agreement by any of the parties hereto.

     NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, THE PARTIES HERETO AGREE AS FOLLOWS:

     1.   TERMINATION OF EMPLOYMENT AGREEMENT AND WITHDRAWAL AS OFFICER AND
          DIRECTOR

          Subject to the terms and conditions of this Agreement, the Company and Reznick agree that, effective October 1, 1998 (the "Effective Date), except as expressly provided herein, the Employment Agreement shall be deemed terminated and, as of the Effective Date, Reznick shall cease to serve in any capacity as an officer, director or employee of the Company and

GenSource. Notwithstanding anything else herein to the contrary, Reznick agrees to withdraw as a director and Chairman of the Board of Directors and CEO of the Company and as an officer and director of GenSource prior to October 1, 1998 upon a change of control of the Company's Board of Directors.

     2.   CONTINUED EFFECTIVENESS OF EMPLOYMENT AGREEMENT UNTIL EFFECTIVE DATE

          Until the Effective Date, the Employment Agreement shall remain in full force and effect and the Company shall continue to timely perform all of its obligations thereunder including, without limitation, the payment of compensation, benefits, expense reimbursements and allowances. On the Effective Date, the Company shall pay to Reznick all accrued compensation, benefits and reimbursements due to Reznick as of the Effective Date including, without limitation, all accrued vacation pay.

     3.   SETTLEMENT PAYMENTS

          The Company covenants to pay to Reznick (or to his beneficiaries, heirs, successors or assigns in the event of Reznick's death or incapacity) settlement payments as follows: (a) for the period from October 1, 1998 to September 30, 2000, the Company will pay to Reznick annual compensation at the rate of $250,000 per year, payable in equal installments on the 15" and the last day of each month less withholding for federal, state or local taxes, and (b) for the period from October 1, 1998 to September 30, 2000, the Company will pay to Reznick a monthly automobile allowance equal to $650, subject to mitigation as described below, payable in equal installments on the 15th and the last day of each month without any withholding for federal, state or local taxes; provided, however, that to the extent Reznick actually receives employment, consulting or severance compensation from a source other than the Company, whether or not said source is affiliated with Reznick or if Reznick is self employed, during the period from October 1, 1999 to September 30, 2000 (the "Second Period"), that compensation shall be credited against, and shall reduce the compensation payable by the Company pursuant to Section 3(a) above during the Second Period as and when such compensation is actually received by Reznick; and provided further that to the extent that, during the Second Period, Reznick actually receives an automobile allowance or mileage reimbursement from a source other than the Company, whether for ongoing employment or consulting work, or in connection with another severance arrangement, said reimbursements shall be credited against, and shall reduce the reimbursement payable by the Company pursuant to Section 3(b) above during the Second Period as and when such reimbursements are actually received by Reznick. Reznick will be entitled to the severance compensation set forth in Section 3(a) above for the period from October 1, 1998 to September 30, 1999 regardless of whether, during that period, Reznick is employed by another emploer or receiving employment, consulting or severance compensation from another source, and regardless of whether or not said source is an affiliate of Reznick; provided, however, that Reznick covenants to use his best efforts to find other employment to mitigate during the Second Period.

     4.   INSURANCE BENEFITS

          In addition to the severance payments provided in Section 3 of this Agreement, the Company agrees to reimburse Reznick through September 30, 2000 for the cost he incurs to maintain and pay for the existing health insurance policies covering Reznick and his family for which the Company presently reimburses Reznick; provided, however, that the reimbursement will not exceed $2,064 per year, and provided further, that Reznick will not be entitled to be reimbursed for said health coverage by the Company at any time that Reznick is receiving health insurance coverage at another party's expense, whether or not said party is an affiliate of Reznick.

     5.   STOCK OPTIONS

          Reznick will be entitled to retain and exercise all vested stock options (the "Retained Stock Options") which he holds as of October 1, 1998 to purchase the common stock of the Company, and to exercise them in accordance with their existing terms and conditions including termination dates (subject to the effect of future stock splits, reverse stock splits, business combinations and similar transactions involving the Company), during the exercise periods in effect as of October 1, 1998. After October 1, 1998, Reznick will not be entitled to retain or to be granted any stock options to purchase the common stock of the Company which have not vested by said date, nor shall he be entitled to retain or to exercise any stock options to purchase the common stock or any convertible securities of NTC or GenSource, whether vested or unvested. Reznick hereby tenders to NTC all stock options to purchase the common stock of NTC for cancellation, and they shall be deemed canceled on the Effective Date of this Agreement. The Company covenants to register the shares of stock underlying the Retained Stock Options with the Securities and Exchange Commission ("SEC") on the next registration statement on Form S-S filed by the Company with the SEC pursuant to the Securities Act of 1933, as amended, and to maintain the effectiveness of said registration statement during the entire term of Reznick's Retained Stock Options. The following table summarizes the Retained Stock Options which are vested as of September 1,1998:

               Number    Exercise Price Per Share      Date of Expiration
               ------    ------------------------      ------------------
              25,000               $4.87                     2/28/2001
             100,000                4.37                     4/05/2001
              25,000                4.87                     5/31/2001
              25,000                4.87                     8/31/2001
              25,000                4.87                    11/30/2001
              25,000                4.37                     2/28/2002
              25,000                4.37                     2/28/2002
              50,000                4.87                     9/01/2003
              37,500                4.87                     9/29/2003
            --------
             337,500

(See Amendment attached)

          The Retained Stock Options shall continue to be governed by the 1996 Incomnet, Inc. Stock Option Plan for Directors, Officers and Key Consultants of Incomnet, Inc. and its Subsidiaries (the "Plan"), and the related Stock Option Agreements, which shall remain in full force and effect with respect to the Retained Stock Options, except that the dates of expiration of the Retained Stock Options shall be as set forth in Section 5 of this Agreement. In the event that the Plan is discontinued for any reason, the Retained Stock Options shall remain in full force and effect in accordance with their original terms and conditions, as amended by the Employment Agreement and this Agreement.

     6.   CONSULTING SERVICES

          As partial consideration for the compensation payable to Reznick pursuant to Section 3 of this Agreement, Reznick agrees to provide consulting services to the Company, Rapid Cast, Inc., NTC and GenSource on an "as-needed" basis as reasonably requested and with reasonable notice by the Company, as follows: (1) during the period from October 1, 1998 until September 30, 1999 ("First Period"), Reznick will provide consulting services to the Company for a period of up to 40 hours per month during reasonable business hours on a noncumulative basis, and (2) during the Second Period, Reznick will provide consulting services to the Company for a period of up to 10 hours per month during reasonable hours on a noncumulative basis, whether or not Reznick is entitled to receive any settlement payments pursuant to Section 3 of this Agreement. Reznick shall be entitled to receive the payments provided for in Section 3 of this Agreement (subject to the limitations in Section 3 of this Agreement) irrespective of the number of consulting hours actually performed by Reznick during the First Period or the Second Period, unless Reznick is in material default with respect to his obligation to provide consulting services under Section 6 of this Agreement. If the consulting hours exceed 40 hours or 10 hours per month, as the case may be, during the above-referenced respective periods, then the Company will compensate Reznick as an independent consultant at the rate of $150 per hour. To the extent that the Company requests less than 40 hours per month of consulting services from Reznick during the First Period and less than 10 hours per month of consulting services from Reznick during the Second Period, then the Company will not be entitled to accumulate those unused hours, and Reznick will not in any event be obligated to provide more than 40 hours per month of consulting services for the Company during the First Period and more than 10 hours per month of consulting services for the Company during the Second Period. The consulting services will include, at the sole discretion of the Company's Board of Directors, having Reznick remain on the Board of Directors of Rapid Cast, Inc. (subject to the continued effectiveness of a reasonably acceptable directors' and officers' liability insurance policy provided by Rapid Cast, Inc.), if requested by the Company and permitted by Rapid Cast, Inc. Reznick will also assist the Company, GenSource, Rapid Cast, Inc. and NTC in any litigation matters including, but not limited to, assisting with preparation for trial, depositions, and serving as a witness in judicial or administrative proceedings. The Company will also reimburse Reznick for the reasonable verifiable expenses incurred by him in performing said consulting services, consistent with the Company's then existing policy relating to expense reimbursements.

     7.   INDEMNIFICATION OF REZNICK FOR ACTIONS BY THIRD PARTIES

          A. The Company hereby agrees to indemnify and hold Reznick harmless from any liability, claims, damages, losses, expenses, judgments or settlements actually incurred by him, including but not limited to reasonable attorneys' fees and costs actually incurred by him resulting from Reznick being made a party to, or being threatened to be made a party to, any present or future proceeding (other than an action by, or in the right of the Company, which is addressed in Section 8A of this Agreement), relating to actions Reznick has taken which were within the scope of his employment and authority as the Chief Executive Officer and Chairman of the Board of Directors or agent of the Company, provided that Reznick acted in good faith and in a manner he reasonably believed to be in the best interest of the Company and, in the case of a criminal proceeding, had no reasonable cause to believe his conduct was unlawful; and provided further, that the conduct is within the scope of the indemnification permitted by Sections 204 and 317 of the California Corporations Code. As part of this indemnification agreement, the Company agrees to reimburse Reznick for reasonable legal fees and costs to Reznick as they are incurred for any actions for which the Company is obligated to indemnify Reznick pursuant to the terms of this Agreement. If the Company provides a defense for Reznick at its expense pursuant to Section 7A of this Agreement and there is no actual or potential conflict of interest, then Reznick may not seek indemnification from the Company for the fees or costs of any separate counsel which he may engage. If there is an actual or reasonable likelihood of an actual conflict of interest under those circumstances, then Reznick may retain separate counsel and the Company will reimburse Reznick for the reasonable legal fees and costs incurred by Reznick in such actions if they are covered by the Company's indemnification obligation under this Agreement.

          B. NTC hereby agrees to indemnify and hold Reznick harmless from any liability, claims, damages, losses, expenses, judgments or settlements actually incurred by him, including but not limited to reasonable attorneys' fees and costs actually incurred by him resulting from Reznick being made a party to, or being threatened to be made a party to, any present or future proceeding (other than an action by, or in the right of NTC, which is addressed in Section 8B of this Agreement), relating to actions Reznick has taken which were within the scope of his authority as a director or agent of NTC, provided that Reznick acted in good faith and in a manner he reasonably believed to be in the best interest of NTC and, in the case of a criminal proceeding, had no reasonable cause to believe his conduct was unlawful; and provided further, that the conduct is within the scope of the indemnification permitted by Sections 204 and 317 of the California Corporations Code. As part of this indemnification agreement, NTC agrees to reimburse Reznick for reasonable legal fees and costs to Reznick as they are incurred for any actions of which NTC is obligated to indemnify Reznick pursuant to the terms of this Agreement. If NTC provides a defense for Reznick at its expense pursuant to Section 7B of this Agreement and there is no actual or potential conflict of interest, then Reznick may not seek indemnification from NTC for the fees or costs or any separate counsel which he may engage. If there is an actual or reasonable likelihood of an actual conflict of interest under those circumstances, then Reznick may retain separate counsel and NTC will reimburse Reznick for the reasonable legal fees and costs incurred by Reznick in such actions if they are covered by NTC's indemnification obligation under this Agreement.

          C. GenSource hereby agrees to indemnify and hold Reznick harmless from any liability, claims, damages, losses, expenses, judgments or settlements actually incurred by him, including but not limited to reasonable attorneys' fees and costs actually incurred by him resulting from Reznick being made a party to, or being threatened to be made a party to, any present or future proceeding (other than an action by, or in the right of GenSource, which is addressed in Section 8C of this Agreement), relating to actions Reznick has taken which were within the scope of his authority as an officer, director or agent of GenSource, provided that Reznick acted in good faith and in a manner he reasonably believed to be in the best interest of GenSource and, in the case of a criminal proceeding, had no reasonable cause to believe his conduct was unlawful; and provided further, that the conduct is within the scope of the indemnification permitted by Sections 204 and 317 of the California Corporations Code. As part of this indemnification agreement, GenSource agrees to reimburse Reznick for reasonable legal fees and costs to Reznick as they are incurred for any actions of which GenSource is obligated to indemnify Reznick pursuant to the terms of this Agreement. If GenSource provides a defense for Reznick at its expense pursuant to Section 7C of this Agreement and there is no actual or potential conflict of interest, then Reznick may not seek indemnification from GenSource for the fees of costs or any separate counsel which he may engage. If there is an actual or reasonable likelihood of an actual conflict of interest under those circumstances, then Reznick may retain separate counsel and GenSource will reimburse Reznick for the reasonable legal fees and costs incurred by Reznick in such actions if they are covered by GenSource's indemnification obligation under this Agreement.

     8. INDEMNIFICATION OF REZNICK FOR ACTIONS IN THE RIGHT OF THE COMPANY, NTC OR GENSOURCE

          A. The Company hereby agrees to indemnify and hold Reznick harmless from any liability, claims, damages, losses, expenses, judgments or settlements actually incurred by him, including but not limited to reasonable attorneys' fees and costs actually incurred by him resulting from Reznick being made a party to, or being threatened to be made a party to, any proceeding by or in the right of the Company to procure a judgment in its favor by reason of any action taken by Reznick as an officer, director or agent of the Company, provided that Reznick acted in good faith in a manner he believed to be in the best interests of the Company and its shareholders; provided, that such indemnification will be coextensive with and not beyond the scope of the indemnification permitted by Sections 204 and 317 of the California Corporations Code, and in particular will not be (i) for acts or omissions that involve intentional misconduct or a knowing and culpable violation of law, (ii) for acts or omissions that Reznick believed to be contrary to the best interests of the Company or its shareholders or that involve the absence of good faith on the part of Reznick, (iii) for any transaction from which Reznick derived an improper personal benefit, (iv) for acts or omissions that show a reckless disregard by Reznick of his duties to the Company or its shareholders in circumstances in which Reznick was aware, or should have been aware, in the ordinary course of performing his duties, of a risk of serious injury to the Company or its shareholders, (v) for acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of Reznick's duty to the Company or its shareholders, (vi) for any violation by Reznick of Section 310 of the California Corporations Code or (vii) for any violation by Reznick of Section 316 of the California Corporations Code. As part of this indemnification agreement, the Company agrees to reimburse Reznick for reasonable legal fees and costs as they are incurred for any actions for whic the Company is obligated to indemnify Reznick pursuant to the terms of this Agreement.

          B. NTC hereby agrees to indemnify and hold Reznick harmless from any liability, claims, damages, losses, expenses, judgments or settlements actually incurred by him, including but not limited to reasonable attorneys' fees and costs actually incurred by him, resulting from Reznick being made a party to, or being threatened to be made a party to, any proceeding by or in the right of NTC to procure a judgment in its favor by reason of any action taken by Reznick as a director or agent of NTC, provided that Reznick acted in good faith in a manner he reasonably believed to be in the best interests of NTC and its shareholders; provided, that such indemnification will be coextensive with and not beyond the scope of the indemnification permitted by Sections 204 and 317 of the California Corporations Code, and in particular will not be (i) for acts or omissions that involved intentional misconduct or a knowing and culpable violation of law, (ii) for acts or omissions that Reznick believed to be contrary to the best interests of the Company or its shareholders or that involve the absence of good faith on the part of Reznick, (iii) for any transaction from which Reznick derived an improper personal benefit, (iv) for acts of omissions that show a reckless disregard by Reznick of his duties to NTC or its shareholders in circumstances in which Reznick was aware, or should have been aware, in the ordinary course of performing his duties, of a risk of serious injury to NTC or its shareholders,
(v) for acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of Reznick's duty to NTC or its shareholders, (vi) for any violation by Reznick of Section 310 of the California Corporations Code or (vii) for any violation by Reznick of Section 316 of the California Corporations Code. As part of this indemnification agreement, NTC agrees to reimburse Reznick for reasonable legal fees and costs as they are incurred for any actions for which NTC is obligated to indemnify Reznick pursuant to the terms of this Agreement.

          C. GenSource hereby agrees to indemnify and hold Reznick harmless from any liability, claims, damages, losses, expenses, judgments or settlements actually incurred by him, including but not limited to reasonable attorneys' fees and costs actually incurred by him, resulting from Reznick being made a party to, or being threatened to be made a party to, any proceeding by or in the right of GenSource to procure a judgment in its favor by reason of any action taken by Reznick as a director or agent of GenSource, provided that Reznick acted in good faith in a manner he reasonably believed to be in the best interests of GenSource and its shareholders; provided, that such indemnification will be coextensive with and not beyond the scope of the indemnification permitted by Sections 204 and 317 of the California Corporations Code, and in particular will not be (i) for acts or omissions that involved intentional misconduct or a knowing and culpable violation of law, (ii) for acts or omissions that Reznick believed to be contrary to the best interests of the Company or its shareholders or that involve the absence of good faith on the part of Reznick, (iii) for any transaction from which Reznick derived an improper personal benefit, (iv) for acts of omissions that show a reckless disregard by Reznick of his duties to GenSource or its shareholders in circumstances in which Reznick was aware, or should have been aware, in the ordinary course of performing his duties, of a risk of serious injury to GenSource or its shareholders, (v) for acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of Reznick's duty to GenSource or its shareholders, (vi) for any violation by Reznick of Section 310 of the California Corporations Code or (vii) for any violation by Reznick of
Section 316 of the California Corporations Code. As part of this indemnification agreement, GenSource agrees to reimburse Reznick for reasonable legal fees and costs as they are incurred for any actions for which GenSource is obligated to indemnify Reznick pursuant to the terms of this Agreement.

     9.   REIMBURSEMENT

          In the event that it is determined that Reznick is not entitled to indemnification by the Company, NTC or GenSource, as the case may be, pursuant to Sections 7 or 8 of this Agreement, then Reznick is obligated to reimburse the Company, NTC or GenSource, as the case may be, for all amounts paid by the Company, NTC or GenSource, as the case may be, on behalf of Reznick pursuant to the indemnification provisions of this Agreement. In the event that Reznick is successful on the merits in the defense of any proceeding referred to in Sections 7 or 8 of this Agreement, or any related claim, issue or matter, then the Company, NTC or GenSource, as the case may be, will indemnify and hold Reznick harmless from all fees, costs and expenses actually incurred by him in connection with the defense of any such proceeding, claim, issue or matter which have not otherwise already been advanced to Reznick by the Company in accordance with this Agreement. Notwithstanding the foregoing, the obligations of the Company, NTC or GenSource to pay legal fees and costs on behalf of Reznick pursuant to Sections 7 and 8 above shall not be contingent or dependent upon the successful defense of any proceeding covered by the indemnification provisions set forth in those sections.

     10.  MUTUAL GENERAL RELEASE

          A. Effective immediately with the Effective Date, Reznick and the Company each hereby fully and forever releases and discharges each other and such party's past, present and future officers, directors, employees, successors and predecessors from any and all claims, demands, obligations, losses, or causes of action of any nature relating to the Company, the Employment Agreement, Reznick's employment with the Company, Reznick's position as a director of the Company, whether based in tort, contract or any other theory of recovery, and whether for compensatory or punitive damages, that now exist or may hereafter accrue based on actions occurring prior to the effective date of this release; provided, however, that this release by each party will not extend to a breach of this Agreement by a party to this Agreement or obligations expressly preserved by this Agreement. The Company and Reznick agree that this release shall not be considered admissions by any party of any liability. The Company and Reznick warrant that no promise or inducement has been offered except as herein set forth. The parties to this Agreement are of legal age and legally competent to execute this release and accept full responsibility therefor. The parties hereto further agree that all rights under Section 1542 of the Civil Code of California, and any similar law of any state or territory of the United States or other jurisdiction, are hereby expressly waived. Said Section reads as follows.

          "A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE
          CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR."

          The Company and Reznick declare that the terms of this full and final release of all claims by the parties to this Agreement have been completely read by the undersigned and are fully understood and voluntarily accepted for the purpose of making a full and final compromise and settlement. Each party to this Agreement has consulted with its own legal counsel who has reviewed this Agreement and advised each respective party of the meaning and effect of the Agreement.

          Notwithstanding anything herein to the contrary, upon a material default under this Agreement by the Company, Reznick shall be entitled to assert and pursue any and all claims against the Company which he may have under this Agreement, under his Employment Agreement, or related to any position he held with the Company, including, without limitation, any and all claims that the Employment Agreement has been improperly terminated by the Company and that Reznick is entitled to assert a claim therefor based on Section 15 of the Employment Agreement. A material default shall expressly include the failure by the Company to make any payment under Section 3 of this Agreement within ten
(10) days of the date upon which such payment is due under this Agreement.

          The Company and Reznick agree that if, except as expressly permitted by this Agreement, they hereafter commence, join in, or in any manner seek relief through any suit arising out of, based upon, or related to any of the claims released hereunder by said party or in any manner assert against the other party any of the claims released hereunder, said party will pay to the releasees against whom such claim(s) are asserted, in addition to any other damages caused thereby, all attorneys' fees incurred by such releasees in defending or otherwise responding to said suit or claim.

          The Company and Reznick represent and warrant to each other that there has been no assignment or other transfer of any interest in any of the claims within the scope of the release set forth in this Section 10A, and each party agrees to indemnify and hold each other party harmless from any liability, claims, demands, damages, costs, or expenses and attorneys' fees incurred as a result of any person asserting any such assignment or transfer of any rights or any claims under any such assignment or transfer.

          B. Effective immediately with the Effective Date, Reznick and NTC each hereby fully and forever releases and discharges each other and such party's past, present and future officers, directors, employees, successors and predecessors from any and all claims, demands, obligations, losses, or causes of action of any nature relating to NTC and Reznick's position as a director of NTC, whether based in tort, contract or any other theory of recovery, and whether for compensatory or punitive damages, that now exist or may hereafter accrue based on actions occurring prior to the effective date of this release; provided, however, that this release by each party will not extend to a breach of this Agreement by a party to this Agreement or obligations expressly preserved by this Agreement. NTC and Reznick agree that this release shall not be considered admissions by any party of any liability. NTC and Reznick warrant that no promise or inducement has been offered except as herein set forth. The parties to this Agreement are of legal age and legally competent to execute this release and accept full responsibility therefor. The parties hereto further agree that all rights under Section 1542 of the Civil Code of California, and any similar law of any state or territory of the United States or other jurisdiction, are hereby expressly waived. Said Section reads as follows.

          "A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR."

          NTC and Reznick declare that the terms of this full and final release of all claims by the parties to this Agreement have been completely read by the undersigned and are fully understood and voluntarily accepted for the purpose of making a full and final compromise and settlement. Each party to this Agreement has consulted with its own legal counsel who has reviewed this Agreement and advised each respective party of the meaning and effect of the Agreement.

          Notwithstanding anything herein to the contrary, upon a material default under this Agreement by NTC, Reznick shall be entitled to assert and pursue any and all claims against NTC which he may have under this Agreement or related to any position he held with NTC.

          NTC and Reznick agree that if, except as expressly permitted by this Agreement, they hereafter commence, join in, or in any manner seek relief through any suit arising out of, based upon, or related to any of the claims released hereunder by said party or in any manner assert against the other party any of the claims released hereunder, said party will pay to the releasees against whom such claim(s) are asserted, in addition to any other damages caused thereby, all attorneys' fees incurred by such releasees in defending or otherwise responding to said suit or claim.

          NTC and Reznick represent and warrant to each other that there has been no assignment or other transfer of any interest in any of the claims within the scope of the release set forth in this Section 10B, and each party agrees to indemnify and hold each other party harmless from any liability, claims, demands, damages, costs, or expenses and attorneys' fees incurred as a result of any person asserting any such assignment or transfer of any rights or any claims under any such assignment or transfer.

          C. Effective immediately with the Effective Date, Reznick and GenSource each hereby fully and forever releases and discharges each other and such party's past, present and future officers, directors, employees, successors and predecessors from any and all claims, demands, obligations, losses, or causes of action of any nature relating to GenSource or Reznick's position as a director of GenSource, whether based in tort, contract or any other theory of recovery, and whether for compensatory or punitive damages, that now exist or may hereafter accrue based on actions occurring prior to the effective date of this release; provided, however, that this release by each party will not extend to a breach of this Agreement by a party to this Agreement or obligations expressly preserved by this Agreement. GenSource and Reznick agree that this release shall not be considered admissions by any party of any liability. GenSource and Reznick warrant that no promise or inducement has been offered except as herein set forth. The parties to this Agreement are of legal age and legally competent to execute this release and accept full responsibility therefor. The parties hereto further agree that all rights under Section 1542 of the Civil Code of California, and any similar law of any state or territory of the United States or other jurisdiction, are hereby expressly waived. Said Section reads as follows.

          "A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR."

          GenSource and Reznick declare that the terms of this full and final release of all claims by the parties to this Agreement have been completely read by the undersigned and are fully understood and voluntarily accepted for the purpose of making a full and final compromise and settlement. Each party to this Agreement has consulted with its own legal counsel who has reviewed this Agreement and advised each respective party of the meaning and effect of the Agreement.

          Notwithstanding anything herein to the contrary, upon a material default under this Agreement by GenSource, Reznick shall be entitled to assert and pursue any and all claims against GenSource, which he may have under this Agreement, or related to any position he held with GenSource.

          GenSource and Reznick agree that if, except as expressly permitted by this Agreement, they hereafter commence, join in, or in any manner seek relief through any suit arising out of, based upon, or related to any of the claims released hereunder by said party or in any manner assert against the other party any of the claims released hereunder, said party will pay to the releasees against whom such claim(s) are asserted, in addition to any other damages caused thereby, all attorneys' fees incurred by such releasees in defending or otherwise responding to said suit or claim.

          GenSource and Reznick represent and warrant to each other that there has been no assignment or other transfer of any interest in any of the claims within the scope of the release set forth in this Section 10C, and each party agrees to indemnify and hold each other party harmless from any liability, claims, demands, damages, costs, or expenses and attorneys' fees incurred as a result of any person asserting any such assignment or transfer of any rights or any claims under any such assignment or transfer.

     11.  PUBLIC ANNOUNCEMENTS

          Except for disclosures required by the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, including, but not limited to, disclosure required on Form 8-K, Form 10-Q, or Form 10-K, the GenSource agrees not to make any public announcement regarding the resignation of Reznick as an officer and director of the GenSource until a copy of the announcement is provided to Reznick. Reznick will not have the right to prohibit such public announcement.

     12.  NOTICE

          Notice will deemed to be given by one party to the other parties of this Agreement upon personal delivery by messenger, air courier, express mail or certified registered mail, return receipt requested, or upon facsimile or telegram, or three days after mailing by first class mail by the party giving the notice, addressed to the parties as follows, or to any other address or facsimile numbers provided to the parties in writing in accordance with this Agreement by the party making the change:

     IF TO THE COMPANY:  Incomnet, Inc.
                         20501 Ventura Boulevard, Suite 265
                         Woodland Hills, California 91364-2313

                         Attention: President
                         Facsimile No. (818) 587-5691

     IF TO NTC:          National Telephone & Communications, Inc.
                         2801 Main Street
                         Irvine, California 92065

                         Attention: President
                         Facsimile No. (949) 224-7474

     IF TO GENSOURCE:    GenSource Corporation
                         25572 Avenue Stanford
                         Valencia, California 91355-1102

                         Attention: President
                         Facsimile No. (805) 294-1310

     IF TO REZNICK:      Melvyn Reznick
                         ____________________________
                         ____________________________
                         Facsimile No. ______________

     13.  WAIVERS

          If any party shall at any time waive any rights hereunder resulting from any breach by the other party of any of the provisions of this Agreement, such waiver is not to be construed as a continuing waiver of other breaches of the same or other provisions of this Agreement. Resort to any remedies referred to herein shall not be construed as a waiver of any other rights and remedies to which such party is entitled under this Agreement or otherwise.

     14.  SUCCESSORS AND ASSIGNS

          Each covenant and representation of this Agreement shall inure to the benefit of and be binding upon each of the parties, their personal representatives, assigns and other successors in interest.

     15.  ATTORNEY'S FEES

          In the event that any party must resort to legal action in order to enforce the provisions of this Agreement or to defend such action, the prevailing party shall be entitled to receive reimbursement from the nonprevailing party for all reasonable attorney's fees and all other costs incurred in commencing or defending such action, or in enforcing this Agreement, including but not limited to post judgement costs.

     16.  ENTIRE AND SOLE AGREEMENT

          This Agreement constitutes the entire agreement between the parties and supersedes all agreements, representations, warranties, statements, promises and undertakings, whether oral or written, with respect to the subject matter of this Agreement. This Agreement may be modified only by a written agreement signed by all parties.

     17.  GOVERNING LAW

          This Agreement shall be governed by and construed in accordance with the laws of the State of California applicable to contracts entered into and performed entirely in the State of California and without regard to conflicts of law. The venue for any legal proceedings under this Agreement will be in the appropriate forum in the County of Los Angeles, State of California.

     18.  BINDING ARBITRATION

          Any dispute under this Agreement will be resolved by binding arbitration conducted in accordance with the rules and procedures of the American Arbitration Association as they are then in effect in the County of Los Angeles, State of California. In order to select an arbitrator, each party to the dispute will select an arbitrator of its choice, and those selected arbitrators will then select by mutual agreement a single arbitrator for the proceeding. The decision of the arbitrator shall be final and binding on the parties to this Agreement, and judgment thereon may be entered in the Superior Court for the County of Los Angeles or any other court having jurisdiction. The Company will advance the arbitrator's fees; however, all costs of the arbitration proceeding to enforce this Agreement, including attorneys' fees and witness expenses, shall be paid by the party against whom the arbitrator rules. It is expressly agreed that the parties to any such arbitration may take discovery as contemplated and provided for by California Code of Civil Procedure Section 1283.05. Notwithstanding anything herein to the contrary, the parties hereto shall not be required to submit a claim to arbitration if the claim is for temporary or preliminary equitable or injunctive relief that could not practicably be heard in a timely fashion through the arbitration process.

     19.  RIGHTS CUMULATIVE

          All rights and remedies under this Agreement are cumulative, and none is intended to be exclusive of another. No delay or omission in insisting upon the strict observance of performance of any provision of this Agreement, or in exercising any right or remedy, shall be construed as a waiver or relinquishment of such provision, nor shall it impair such right or remedy. Every right and remedy may be exercised from time to time and as often as deemed expedient.

     20.  CAPTIONS

          The paragraph and other headings contained in this Agreement are for reference purposes only, and shall not limit or otherwise affect the meaning hereof.

     21.  LEGAL HOLIDAYS

          In the case where the date on which any action required to be taken, document required to be delivered or payment required to be made is not a business day in Los Angeles, California, such action, delivery or payment need not be made on that date, but may be made on the next succeeding business day.

     22.  COUNTERPARTS

          This Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

     23.  PARTIES

          This Agreement shall inure solely to the benefit of and shall be binding upon the parties hereto and their respective successors, legal representatives and assigns, and no other person shall have or be construed to have any equitable right, remedy or claim under or in respect of or by virtue of this Agreement or any provision contained herein.

     24.  AUTHORITY

          Each signatory to this Agreement does hereby represent and warrant that he has the authority to execute this Agreement on behalf of the party to this Agreement for whom he is executing this Agreement.

     25.  DIRECTOR AND OFFICER INSURANCE COVERAGE

          The Company and NTC shall, to the extent that such policies are available for and applicable to former officers and directors, maintain in force for a period of not less than two (2) years following the Effective Date, the director and officer insurance coverage on substantially the same terms as currently in effect, and at the present levels of coverage, provided such coverage is available at commercially reasonable rates.

THE COMPANY:        INCOMNET, INC.

                    By:  /s/ Mark J. Richardson
                       ----------------------------------------------
                       Mark . Richarson, Corporate Secretary

NTC:                NATIONAL TELEPHONE & COMMUNICATIONS, INC.*

                    By  /s/ Michael Keebaugh
                       ----------------------------------------------
                       Michael Keebaugh, Executive Vice President


GenSource:          GENSOURCE CORPORATION**

                    By
                       ----------------------------------------------
                       Eric Hoffberg, President

Reznick:            /s/ Melvyn Reznick
                    -------------------------------------------------
                    Melvyn Reznick

*With respect only to the stock option, release, indemnification and insurance provisions in Sections 5, 7B, 8B, 10B and 25 of this Agreement.

**With respect only to the termination, release and indemnification provisions in Sections 1, 7C, 8C and 10C of this Agreement.

     25.  DIRECTOR AND OFFICER INSURANCE COVERAGE

          The Company and NTC shall, to the extent that such policies are available for and applicable to former officers and directors, maintain in force for a period of not less than two (2) years following the Effective Date, the director and officer insurance coverage on substantially the same terms as currently in effect, and at the present levels of coverage, provided such coverage is available at commercially reasonable rates.

THE COMPANY:        INCOMNET, INC.

                    By:  /s/ Mark J. Richardson
                       ----------------------------------------------
                       Mark . Richarson, Corporate Secretary

NTC:                NATIONAL TELEPHONE & COMMUNICATIONS, INC.*

                    By
                       ----------------------------------------------
                       Michael Keebaugh, Executive Vice President


GENSOURCE:          GENSOURCE CORPORATION**

                    By  /s/ Eric Hoffberg
                       ----------------------------------------------
                       Eric Hoffberg, President

REZNICK:            /s/ Melvyn Reznick
                    -------------------------------------------------
                    Melvyn Reznick

*With respect only to the stock option, release, indemnification and insurance provisions in Sections 5, 7B, 8B, 10B and 25 of this Agreement.

**With respect only to the termination, release and indemnification provisions in Sections 1, 7C, 8C and 10C of this Agreement.

It has been a sincere pleasure working with you over the past few years. You are a true asset to the Company and I know that you will perform admirably in your new position at NTC. I hope the future will not only be considerably more productive and far less troublesome than the past but that it will also be supremely profitable for all concerned.

Sincerely,

/s/ Melvyn Reznick

Melvyn Reznick

Enclosures:    Settlement Agreement and Amendment to Settlement Agreement
               Payroll receipts of 8/14/98 and 8/31/98

                         AMENDMENT TO SETTLEMENT AGREEMENT

     This Amendment to Settlement Agreement is made as of this 29th day of September, 1998 by and between Incomnet, Inc., a California corporation (the "Company"), and Melvyn Reznick, an individual ("Reznick"), with respect to the following facts:

                                       RECITALS

     A. The sale of an additional 2,000,000 shares of Rapid Cast, Inc. by the Company was completed on September 29, 1998.

     B. As a result of the sale, 37,050 additional stock options granted to Reznick have vested in accordance with his employment agreement with the Company.

     C. The Company and Reznick entered into a Settlement Agreement, dated as of August 31, 1998 (the "Original Settlement Agreement"), and wish to amend it by this Agreement.

     NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, THE PARTIES HERETO AGREE AS FOLLOWS:

     1. The following options are added to Section 5 of the Original Settlement Agreement:

     Number         Exercise Price Per Share      Date of Expiration
     ------         ------------------------      ------------------
     37,050                   $4.87                    9/29/2003

     2. Except as modified herein, the Original Settlement Agreement remains in full force and effect.

THE COMPANY:                  INCOMNET, INC.

                              By: /s/ Mark J. Richardson
                                 -------------------------------------------
                                   Mark J. Richardson, Corporate Secretary

REZNICK:
                              By: /s/ Melvyn Reznick
                                 -------------------------------------------
                                   Melvyn Reznick